NORFOLK SOUTHERN CORPORATION
                          Three Commercial Place
                       Norfolk, Virginia 23510-2191







                                              April 9, 2003

Dear Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of Norfolk Southern Corporation, to be held on May 8, 2003. Your Board of Directors has unanimously recommended that stockholders vote FOR Items 1 and 2, and AGAINST Item 3.

Your vote is important -- please vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,


DEZORA M. MARTIN
Corporate Secretary




                            IMPORTANT NOTE

     Remember, you can now vote by telephone or via the Internet --
         Simply follow the easy instructions on the enclosed proxy or voting instruction card.

     If you have any questions, or need assistance in the voting of your shares, please call our proxy solicitor,


                      INNISFREE M&A INCORPORATED
                     TOLL-FREE, at 1-877-687-1871